REVOCABLE PROXY

                         ORION NETWORK SYSTEMS, INC.
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Orion Network Systems, Inc. (the "Corporation") hereby appoints John G. Puente, W. Neil Bauer, David J. Frear and Richard H. Shay, or any of them, attorneys and proxies of the undersigned, with full power of substitution and with authority in each of them to act in the absence of the other, to vote and act for the undersigned stockholder at the Special Meeting of Stockholders to be held at 9:00 a.m., local time, on January 30, 1997, at 2440 Research Boulevard, Suite 400, Rockville, Maryland, and at any adjournments thereof, upon the following matters:

Proposal 1: Ratification of the Agreement and Plan of Merger, dated as of January 8, 1997, among Orion Network Systems, Inc. ("Orion"), Orion Newco Services, Inc. ("Orion Newco"), a newly formed Delaware corporation, and Orion Merger Company, Inc., a newly formed Delaware corporation and a wholly owned subsidiary of Orion Newco, and the transactions contemplated thereby.
[  ] FOR [  ]AGAINST [  ] ABSTAIN

Proposal 2: Approval and adoption of the Section 351 Exchange Agreement and Plan of Conversion, dated as of June 1996, as amended, among Orion, Orion Satellite Corporation, a Delaware corporation that is a wholly owned subsidiary of Orion and the sole general partner of International Private Satellite Partners, L.P., a Delaware limited partnership ("Orion Atlantic"), and each of the existing limited partners of Orion Atlantic other than Orion, and the transactions contemplated thereby. [ ] FOR [ ]AGAINST [ ] ABSTAIN

Proposal 3: Approval of the Debenture Investments, among Orion, Orion Newco and each of British Aerospace Holdings, Inc. and Matra Marconi Space UK Limited. [ ] FOR [ ]AGAINST [ ] ABSTAIN


This proxy will be voted as directed by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. In addition, this proxy may be voted upon such other business as may properly come before the Special Meeting or any adjournments or postponements thereof as may be determined by a majority of the Corporation's Board of Directors.The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Secretary of the Corporation either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Special Meeting and voting in person. The undersigned stockholder hereby acknowledges receipt of notice of the Special Meeting and Proxy Statement/Prospectus dated January 5, 1997 and hereby revokes any proxy or proxies heretofore given.

     If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

              (Continued and to be dated and signed on reverse side)

                           (Continued from other side)

     PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY TO ENSURE A QUORUM AT THE SPECIAL MEETING. IT IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT ORION TO ADDITIONAL EXPENSE.

Date:   , 1997
                         (Signature of Stockholder or
                          Authorized Representative)
                                 (Print name)

     Please date and sign exactly as name appears hereon. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. In the case of stock ownership in the name of two or more persons, both persons should sign.

  [  ] I PLAN TO ATTEND THE JANUARY 30, 1997 SPECIAL STOCKHOLDERS MEETING